REFINITIV STREETEVENTS EDITED TRANSCRIPT ANF.N - Q2 2021 Abercrombie & Fitch Co Earnings Call EVENT DATE/TIME: AUGUST 26, 2021 / 12:30PM GMT REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

C O R P O R A T E P A R T I C I P A N T S Fran Horowitz Abercrombie & Fitch Co. - CEO & Director Pamela Nagler Quintiliano Abercrombie & Fitch Co. - VP of IR Scott D. Lipesky Abercrombie & Fitch Co. - Executive VP & CFO C O N F E R E N C E C A L L P A R T I C I P A N T S Janet Joseph Kloppenburg JJK Research Associates, Inc. - President Janine M. Stichter Jefferies LLC, Research Division - Equity Analyst Jay Daniel Sole UBS Investment Bank, Research Division - Executive Director and Equity Research Analyst of Softlines & Luxury Matthew Robert Boss JPMorgan Chase & Co, Research Division - MD and Senior Analyst Paul Lawrence Lejuez Citigroup Inc., Research Division - MD and Senior Analyst Sarah L. Goldberg Robert W. Baird & Co. Incorporated, Research Division - Research Analyst Susan Kay Anderson B. Riley Securities, Inc., Research Division - Analyst P R E S E N T A T I O N Operator Good day, and welcome to the Abercrombie & Fitch Second Quarter Fiscal Year 2021 Earnings Call. Today's conference is being recorded. (Operator Instructions) And at this time, I would like to turn the conference over to Pam Quintiliano. Please go ahead, ma'am. Pamela Nagler Quintiliano - Abercrombie & Fitch Co. - VP of IR Thank you. Good morning, and welcome to our second quarter 2021 earnings call. Joining me today on the call are Fran Horowitz, Chief Executive Officer; and Scott Lipesky, Chief Financial Officer. Earlier this morning, we issued our second quarter earnings release, which is available on our website at corporate.abercrombie.com under the Investors section. Also available on our website is an investor presentation. Please keep in mind that any forward-looking statements made on the call are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the expectations and assumptions we mention today. A detailed discussion of these factors and uncertainties is contained in the company's filings with the Securities and Exchange Commission. In addition, we will be referring to certain non-GAAP financial measures. Additional details and a reconciliation of GAAP to adjusted non-GAAP financial measures are included in the release issued earlier this morning. With that, I will turn the call over to Fran. 2 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. AUGUST 26, 2021 / 12:30PM, ANF.N - Q2 2021 Abercrombie & Fitch Co Earnings Call

Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Good morning. I am excited to be here today to share our recent results and provide insights into the start of our back-to-school season. We entered Q2 well positioned to realize ongoing benefits from the work that we had done heading into and during the pandemic. This included growing our digital channel, which carries a higher 4-wall operating margin than stores; rightsizing our store fleet; expanding our digital and technology teams; adding to our vendor and regional carrier networks; and investing in marketing with an emphasis on digital and social. Throughout the late spring and summer, our customers took advantage of the warm weather and an increase in social activities. We were there for all their outfitting needs. Product acceptance was strong across brands, continuing momentum from the past several quarters. Once again, we reduced markdowns and promotions, tightly managed inventories and made strategic investments across marketing, technology and fulfillment to support near- and long-term growth. Our proven playbook worked, and we achieved our best second quarter operating income and operating margin since 2008. Before I turn to results, just a quick PSA. As we continue to lap significant impacts from COVID, we'll be providing comparisons to both second quarter 2020 and 2019 where applicable. And due to temporary COVID-driven store closures last year, we do not plan to disclose comparable sales. Second quarter total sales rose 24% to last year, and we were up 3% compared to Q2 2019. Our largest market, the U.S., led with sales up 31% on a 1-year and 11% on a 2-year basis. Results speak to customer retention and spend and to new customers discovering our brands. By channel, total global store sales rose 55% from last year and were down 20% from 2019. I'm very proud of our stores' performance, which was achieved despite permanent closures as well as ongoing restrictions in EMEA. As a reminder, during fiscal 2020, we proactively closed 137 locations, removing 1.1 million underproductive gross square feet from our store base. We continue to execute against our #1 transformation initiative, global store network optimization to further align with our customers' shifting shopping behaviors. Even with aggressive store sales growth, digital did not skip a beat and remained solid as stores reopened. Digital sales held steady to 2020 levels and grew 52% from 2019. Results are further proof of our ongoing evolution into a digital-first global omnichannel retailer and should yield sustainable operating margin benefits. Our total sales growth has been healthy, as evidenced by our significant gross margin expansion. For the quarter, we achieved our best Q2 gross margin rate since 2009. Our total company gross margin rate increased 450 basis points on a 1-year and 590 basis points on a 2-year basis. We reduced the depth and breadth of promotions compared to last quarter and last year. While customer reaction to product has continued to be strong, we have not and will not step away from our inventory discipline. This is one of the key COVID learnings we will continue to apply going forward. Reflecting our strong top line and gross margin performance, combined with ongoing tight expense controls, our operating margin rate rose over 1,100 basis points compared to last year and 1,800 basis points compared to Q2 2019. While we benefited from a good consumer environment, especially in the U.S., our results also reflect the body of work done by our global teams to dramatically improve our product, voice and experience. Since I became CEO in 2017, our brands have evolved with our customers, and we are focused on being there and supporting them for all their lifestyle needs. Speaking of those lifestyle needs, let's take a moment to talk about some major fashion wins that applied company-wide. Many have asked me about the current denim cycle. There is a ton of newness and interest in jeans that has been great for our brands, especially as it is 1 of our top 3 categories on an annual basis and even more important in the back half of the year. Our teams have done an absolutely amazing job staying on top of current denim trends. We are viewed as a premier denim destination, with newer styles representing over 40% of our jeans volume, up from 25% last year, and our customer is not waiting for sale to get what they want. In the second quarter, we reduced promotions within this category, well below 2020 and 2019 levels. 3 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. AUGUST 26, 2021 / 12:30PM, ANF.N - Q2 2021 Abercrombie & Fitch Co Earnings Call

So what's working? We have high-rise, wider legs, including mom, dad, straight and flare. Skinny is still there, although becoming a smaller part of the total. And there are new up and coming trends, like '90s-inspired low-rise, something for everyone. And lengths are changing too. Following years of ankle, we are starting to see interest in full. We're encouraged that these changes are not limited to one gender. Customers are also responding to the wider leg openings in men's, which represents another significant opportunity, as it has been a long time since he has updated his silhouette. Of course, our customer needs tops to go with their new jeans. In women's, we continue to see customers gravitate to slim and crop tops and oversize and bodysuits, which further reinforces the proportion play in bottoms. Dresses, skirts, shorts and swim were also popular. As product acceptance has built, our teams have been meeting our customers where they are in the digital landscape. We are firmly committed to our test and learn strategy and to new and emerging technology trends and engagement opportunities. It was certainly a busy and exciting quarter for both technology and engagement, and I want to take a moment to discuss some of the highlights. We introduced an evolved Gilly Hicks brand purpose and positioning. We launched our newest brand, Social Tourist. We accelerated investments in testing across influencer, paid media and digital, reaching both core and new audiences. And we hired a Chief Digital and Technology Officer to further evolve and accelerate our first -- our digital-first model. Starting with Gilly Hicks. On July 15, we took a huge leap forward in our growth strategy by relaunching the brand globally with an evolved purpose and position to bring our customer to their happy place. Given our Gen Z customer is the most stressed generation, the updated purpose is very important. As part of the relaunch, we introduced gender-inclusive product and new size inclusive materials, so that everyone can feel welcome and comfortable, regardless of size or gender identity. In addition, we opened our first standalone store at Easton Town Center in Columbus, Ohio and introduced updated side-by-side within Hollister store experiences. This included 20 refreshes to existing side-by-side formats and in 3 new locations, all of which incorporate elements from the standalone store. Wow, what can I say? What an absolutely phenomenal moment for the Gilly team. We are truly feeling the love. Customer feedback has been overwhelmingly positive, and the brand is resonating with our Gen Z customer and their mindset. Early results from the brand relaunch and the new store concept have been very encouraging. Taking a step back, our customer is already responding well to the product and the brand, which gave us confidence to make the necessary investments to accelerate this exciting growth vehicle. In the second quarter, sales rose approximately 30% year-over-year, with growth across digital and store channels. This was the fifth consecutive quarter of double-digit total sales gains. Loungelette matchbacks, sleep, underwear and our active collection, Gilly Go, continued to resonate with our customer. Post launch, our guys product and matching collections also have been well received. Turning to Social Tourist. It's hard to believe it's only been 3 months since we've taken Hollister's successful partnership with TikTok superstars Dixie and Charli D'Amelio, who, combined, have over 270 million followers across social platforms to the next level with the launch of our fifth brand. Social Tourist is a great example of how we are approaching our business differently, meeting our customer where they are and pushing boundaries of social commerce in new and exciting ways. Since the launch, the brand has had over 700 million impressions and views, and we continue to build awareness. For the first collection, we had several Instagram exclusive pieces. And for the second, we hosted a live TikTok fashion show featuring the D'Amelios and other social stars, which beat TikTok benchmarks. 4 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. AUGUST 26, 2021 / 12:30PM, ANF.N - Q2 2021 Abercrombie & Fitch Co Earnings Call

With Social Tourist, we have learned so much in a short period of time about up-and-coming fashion trends, social commerce and the growth of the TikTok platform. We are optimistic about Social Tourist and its future and have several more exciting events happening throughout the remainder of the year. Now on to our remaining brands. Starting with our largest brand, Hollister, which includes Gilly Hicks and Social Tourist, sales rose 20% in the quarter, and we achieved our highest Q2 sales in company history. Congrats to the entire Hollister team. Our focus on voice and experience clearly complemented our product, helping to drive higher average transaction values on strong average unit retail growth. From a marketing perspective, we launched the Hollister Creator Collective, a year-long influencer program. In July, we sponsored the Lago Vista Snapchat series featuring 21 nonskippable Hollister commercials. We rounded out our efforts with a new monthly Instagram live shopping series with influencers. Hollister's site and app also got a refresh during the quarter, further improving the customer experience. Gilly Hicks and Social Tourist now have dedicated tabs, allowing users to shop between all 3 brands with a shared checkout. In addition, Gilly Hicks and Social Tourist launched their own unique apps, and we also updated our membership loyalty program, so that customers can earn points and redeem rewards across all 3 brands. As we look to the remainder of the back-to-school season, we are focused on continuing to win in jeans. We have styling pop-ups in key markets where we have been engaging with local teens and seeding product, and thus far it has been highly successful. We will also have influencers and affiliates in the U.S. and EMEA amplify denim across Instagram and TikTok. At Abercrombie adults, our influencer affiliate and editorial programs remain one of our top priorities. In the second quarter, we grew associated sales by over 70% year-over-year and increased our already sizable network of digital brand advocates. We also launched a capsule series with top affiliate creators and took part in Facebook's live shopping alpha test, which had fantastic engagement and insights. During the quarter, we continued to leverage TikTok content. On a year-over-year basis, we doubled our new-to-file visits, grew new-to-file orders and sales by over 80% and continued to break TikTok benchmarks for paid media. I can't wait to see what the future holds on this important platform. After all, according to PopSugar, Abercrombie is TikTok's favorite fashion brand, and we are proud to hold that title. All the hard work connecting to our customer has certainly paid off. On our last earnings call, I said that Abercrombie women's had a breakout moment. During the second quarter, that momentum built, with women's achieving its best Q2 sales since 2012. In total, Abercrombie, which includes kids, grew sales 30% in the quarter. Similar to Hollister, Abercrombie registered higher average transaction values on strong average unit retail growth. Heading into fall, our team is energized. We recently launched our Denim Your Way campaign, which features Abercrombie customers from our Instagram casting call. We also collaborated with wedding and events experts, The Knot, on a best dressed guest collection. In addition, we teamed up with Zappos as our exclusive domestic third-party e-commerce provider for a limited selection of jeans and tops and a footwear collaboration. At Abercrombie kids, if report cards were given out during summer, I would say they received an A. We were highly focused on driving customer acquisition through expansion into a new platforms and releasing new product and content franchises. The Ultimate Summer Outfit campaign contributed to sales growth in shorts and swim, which are 2 important seasonal categories, while the release of the Cool Stuff collection and a launch of our active assortment both had over 70% new-to-file shopper rates and average order values that were over 70% above our goals. A common theme across the company has been our focus on digital, which is critical for future growth. As we continue our transformation into a digitally led operating model, we have made investments in technology and talent. Over the past year, we've expanded our data and analytics, user experience and technology teams, and we recently welcomed Samir Desai to the ANF family in the newly created role of Chief Digital and Technology Officer. 5 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. AUGUST 26, 2021 / 12:30PM, ANF.N - Q2 2021 Abercrombie & Fitch Co Earnings Call

Before I turn it over to Scott, I want to take a moment to discuss our thoughts on the health of the consumer and how we are approaching the fall season. In the second quarter, the U.S. benefited from government stimulus and a reopening, as customers resumed many of their activities. Internationally, the reopening in many countries, including our largest market, the U.K., lagged the U.S., reflecting ongoing COVID-related restrictions. As we think about Q3, while global uncertainties remain, we are cautiously optimistic. We've been pleased with the U.S. back-to-school season to date and believe our customer is highly engaged and actively looking to refresh their wardrobe. We are expecting to see an elongated season, as many of our larger markets have yet to return. In EMEA, the environment is improving, and we have yet to start the back-to-school season. Looking ahead, we will continue to execute our proven playbooks. We will focus on controlling what we can control and will remain on offense. We are proactively managing through industry-wide issues around inflation, production and transportation delays. With our solid foundation and strong balance sheet, as well as our longstanding relations with our global vendor and supply chain partners, we are well positioned to be winners in the back half and expect to surpass our previously stated 5.8% operating margin goal this year. And with that, I will turn it over to Scott. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Thanks, Fran, and good morning, everyone. As Fran mentioned, we will be providing comparisons to both second quarter 2020 and 2019, where applicable, and will not be disclosing comparable sales. Turning to our results. In the second quarter, we delivered total net sales of $865 million, up 24% to last year. On a 2-year basis, sales were up 3%. We ended the quarter with all of our 733 stores open. This compares to 92% of our base open at the end of the first quarter. As of yesterday, all stores remain open. Store sales rose 55% on a 1-year basis and were down 20% on a 2-year basis. We recouped a significant [portion of lost store sales due to COVID-driven] (corrected by company after the call) closures last year. At the same time, total digital sales dollars remained steady compared to last year and grew 52% from Q2 2019, representing 44% of total sales this quarter. By brand, net sales increased 20% for Hollister, which includes Gilly Hicks and Social Tourist, and 30% for Abercrombie, which includes kids. As compared to Q2 2019, net sales increased 2% for Hollister and 4% for Abercrombie. By region, net sales in the U.S. were up 31% and 11% on a 1- and 2-year basis, respectively, despite having roughly 129 fewer stores and over 22% less square footage in our U.S. store base as compared to Q2 2019. In EMEA, sales rose 11% on a 1-year basis, but were down 5% on a 2-year basis. Customers responded well to localized product, voice and experience, which allowed us to reduce promotions in region. We were pleased with results in light of permanent store closures and ongoing COVID-related restrictions. Since Q2 2019, we have closed 17 stores, including 8 flagships, as we continue to reposition to a smaller and wider store network focused on local customers. During the quarter, the region as a whole remained in flux as we experienced intermittent temporary closures and reduced operating hours. As a reminder, in region, our penetration is highest in the U.K., while Germany and France are also meaningful. In APAC, sales were down 1% to last year and down 39% to Q2 2019. We experienced continued traffic challenges in the region. In our largest market, China, we are encouraged by customer response to new product, including APAC exclusive collections. On Tmall, we saw a stabilized sales trend and improved profitability, as we continue to reduce promotional activity. 6 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. AUGUST 26, 2021 / 12:30PM, ANF.N - Q2 2021 Abercrombie & Fitch Co Earnings Call

Globally, we continued to see lower store traffic levels relative to Q2 2019, with sequential improvements off Q1. From an omnichannel perspective, we were pleased with year-over-year improvements in conversion and average transaction values. Moving on to gross profit. Our rate of 65.2% was up 450 basis points to last year and 590 basis points to Q2 2019 driven by higher AUR across brands on reduced promotions and markdowns, partially offset by higher AUC, reflecting increased transportation costs. Inventory is controlled and current, ending the quarter down 8% to last year. Reflecting well-documented industry-related challenges, we did see delivery delays increase over the quarter, as global shipping congestion continued, and there were renewed COVID restrictions across several of our production countries. We are managing through delays of 1 to 3 weeks on average by pulling forward deliveries, employing fabric platforming and leveraging air deliveries as necessary. Also we are working through an extended closure of factories in Southern Vietnam, which have been further delayed and are now expected to open the first week of September at the earliest. We have and will continue to leverage our strong vendor partnerships and a similar playbook already used in other countries to ensure we get product as quickly as possible upon reopening. I'll cover the rest of our Q2 results on an adjusted non-GAAP basis. Excluded from our non-GAAP results are approximately $800,000 and $8 million of pretax asset impairment charges for this year and last year, respectively. Operating expense, excluding other operating income, was up 11% compared to last year, while operating expense as a percentage of sales decreased to 52% from 57.8%. In Q2, we saw an increase in stores and distribution expense of 5% compared to 2020 and a reduction of 13% compared to 2019. Compared to 2019, store occupancy was down approximately $50 million related to square footage reductions and renegotiated leases, and included approximately $9 million of benefits associated with rent abatements and a flagship lease-related item. These savings were partially offset by increased shipping and fulfillment expenses. Marketing, general and administrative expenses rose 27% from last year and 7% compared to 2019, primarily driven by increased marketing spend and higher performance-based compensation expense. We delivered operating income of $116 million compared to operating income of $22 million last year. As Fran noted, this was our best second quarter operating income and operating margin since 2008. The effective tax rate was approximately negative 6. In the quarter, we released approximately $30 million of previously established valuation allowances on certain deferred tax assets primarily in the United States, Germany and the Netherlands. Additionally, the quarter reflected a discrete benefit of approximately $4 million for U.K. rate change enacted in the quarter, which increased the value of deferred taxes in the U.K. Net income per diluted share on an adjusted non-GAAP basis was $1.70 compared to $0.23 last year. The current quarter includes a benefit of approximately $0.53 related to the tax items mentioned. Our strong financial position continues to enable us to both invest in the business and return excess cash to shareholders. We ended the quarter with cash and cash equivalents of $922 million and total liquidity of approximately $1.2 billion. During the quarter, we repurchased approximately 2.4 million shares for $100 million, bringing the year-to-date total share repurchases to about 3.5 million shares and $135 million. At the end of Q2, we had approximately 6.5 million shares remaining under our previously authorized share repurchase program. In addition, we spent $47 million to purchase $42 million at par value of our senior secured notes on the open market as a way to deleverage the balance sheet and deploy excess cash. 7 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. AUGUST 26, 2021 / 12:30PM, ANF.N - Q2 2021 Abercrombie & Fitch Co Earnings Call

Looking ahead, we will continue to focus on returning excess cash to shareholders primarily through share repurchases, pending market conditions, share price and our ability to accelerate investments in the business. Looking ahead, we continue to expect fiscal 2021 CapEx to be approximately $100 million, with about half of that related to digital and technology and the other half related to real estate and maintenance items. During the quarter, we opened 14 new stores, bringing the total to 18 for the year-to-date period and closed 12 for a total of 20 year-to-date. In the back half, we expect to open roughly 20 stores, bringing the total for the year to approximately 40. This year, we have about 240 leases up for renewal. We look forward to having thoughtful conversations with our landlord partners to find stores that are the right size, in the right location at the right economics. I'll finish up with how we are planning the remainder of the year. We will stay on offense and leverage a portion of our structural cost savings to support top line growth, including investments in marketing across brands, the digital experience and growing Gilly Hicks and Social Tourist. Reflecting ongoing global uncertainty, we will continue to maintain inventory discipline as we manage through supply chain disruptions and the costs and delays associated with it as well as read and react to the operating environment in each market around the world. Recently, we have been encouraged by back-to-school results in the U.S., where we expect to see an extended back-to-school season. We are excited for some of the largest school districts, including New York, to return in the weeks to come. For the third quarter, we are planning as follows, using 2019 as our comparison period. Net sales to be up 2% to 4% from 2019 level of approximately $863 million. We expect the U.S. to continue to outperform EMEA and APAC. At this point, our plan assumes a modest impact on sales due to supply chain constraints, with the larger impact coming from cost inflation, which I'll cover momentarily. We will work to manage through the disruption using all available tools in our toolkit, including airing inventory and shifting production as necessary and if possible. Gross profit rate to be up at least 300 basis points to 2019 level of 60.1%, including an expected negative impact of approximately 300 to 400 basis points of freight cost pressure. We remain cautiously optimistic in our ability to drive AUR improvements through lower promotion and clearance activity to offset this headwind. Operating expense, excluding other operating income, to be up low single digits to 2019 adjusted non-GAAP level of $494 million. Lower store expenses will be partially offset by higher fulfillment costs. We also plan to increase marketing spend compared to 2019, as we look to further drive momentum in social and digital media across brands. We expect to see benefits from this marketing throughout the back half and into 2022, and the tax rate to be in the low 20. Looking to the full year, as compared to 2019, we are planning as follows: net sales to be up low to mid-single digits to 2019 level of $3.6 billion; gross profit rate to be up around 300 basis points to 2019 level of 59.4%; operating expense, excluding other operating income, to be down 3% to 4% to 2019 adjusted non-GAAP level of $2.07 billion. Assuming we deliver against these expectations, we would expect operating margin at or above 9% for the full year, which is well above our 2018 Investor Day target of 5.8%. We are excited about the significant progress we have made on our operating model and cost structure. While plenty of hard work remains, we are optimistic about our future, and will provide additional detail on our 2022 assumptions on our year-end earnings call. With that, operator, we are ready for questions. 8 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. AUGUST 26, 2021 / 12:30PM, ANF.N - Q2 2021 Abercrombie & Fitch Co Earnings Call

Q U E S T I O N S A N D A N S W E R S Operator (Operator Instructions) We will begin with Paul Lejuez with Citi. Paul Lawrence Lejuez - Citigroup Inc., Research Division - MD and Senior Analyst Fran, I wonder if you could talk a little bit more about the Gilly Hicks brand and just how you're thinking about that brand in '22, how big it can be for you guys, both near term and long term. Also curious what you're seeing on the promotional environment as you begin in back-to-school, what you expect for the second half. And then, Scott, I think you still have some pricey debt. Just curious how you're thinking about what to do as far as using cash and whether use it to pay down debt, buy back more stock. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Paul, would love to talk about Gilly. What an exciting quarter for Gilly. We're building off momentum that we were already feeling in Gilly. The team has been hard at work building that brand over the past couple of years, and we had an opportunity to really get close to the customer, understand that this is the most stressed out generation, this Gen Z generation, and to come up with a brand purpose that really helps them find their happy place has been just a huge win. The brand is resonating. The product is resonating. We opened up a freestanding store as a test and learn in Easton just a couple of weeks ago that has been really well received. We also took some of those assets and used them on our side-by-sides around the world, about 20 of them, and have seen a nice pickup from that as well. Adding this gender-inclusive and size-inclusive to it has just been an all-around win. We are excited about where we're headed, and we have not declared as part of the Hollister number today. I think your second question was the promotional environment for the second half. We are thrilled with the progress that we have made. I think you have been on this journey with us for quite some time. And being able to actually reduce our promotions to the extent that we have thus far this year has been just a huge win for us. We are holding our inventory tight. As we've said, that's the one of the biggest learnings coming out of COVID, and we intend to remain there. So the back half is more promotional than the first half. We will continue to monitor the situation, but we expect to continue to make progress. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO All right. I'll grab the third piece here on cash usage. Yes, year-to-date, we have put some cash to use. We put about $250 million of our cash to use $135 million in share repurchases and around $110 million to delever the balance sheet. Back in Q1, just as a reminder, we paid about $65 million to settle a multiyear obligation related to our SoHo Hollister store. And then we bought back in some of that pricey debt that you mentioned there, Paul, in the second quarter here for about $45 million. As we think about that debt in the future, first good opportunity there is we have a non-call provision on that debt. That comes up here in 2022. I can't believe it's happening already, sneaking up on us. So that's then our first decision point there will be. So in the meantime, it makes sense for us to buy a little bit of that in here in Q2. 9 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. AUGUST 26, 2021 / 12:30PM, ANF.N - Q2 2021 Abercrombie & Fitch Co Earnings Call

So more to come there as we get into first quarter of next year. As we look forward to the back half and cash usage, I mentioned that we're going to be focusing on share repurchases, pending stock price and the ability to invest in the business. Operator Next, we will hear from Susan Anderson with B. Riley. Susan Kay Anderson - B. Riley Securities, Inc., Research Division - Analyst Nice job on the quarter. I guess, just to touch on the gross margin, I think you mentioned the highest since '09. And if you look back historically, it looks like it's been even higher in the upper 60s. So I'm just curious if you think there's more room there and how confident you are in maintaining that margin level as we look forward. And then just for third quarter, it looks like you're expecting gross margin to be a bit below second quarter. Is that really just all increased freight costs? Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Susan, it's Scott. I'll grab this one. So yes, thinking about gross margin, yes, highest since 2009. Extremely pleased with the progress we've made in pulling back on promotions. Obviously, we learned a ton through COVID on inventory levels, and just the product acceptance has been great, and a huge thanks to our merchant and design teams. Thinking about the past, I don't think we'll get back to our peak. The business was very different back in 2006 and 2007 than it is today, but we are making great progress on that gross margin. Susan Kay Anderson - B. Riley Securities, Inc., Research Division - Analyst The third quarter gross margin expectation versus second, yes. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Yes, third quarter gross margin. Yes, to bring it back to the third quarter, yes. So we are seeing the increased freights coming into us on the third quarter. So it started to build here in the first half. Some of that gets booked up in your inventory, and then we'll start to flow that through here in the third quarter. So it will be a little bit down there versus Q2, but the great thing is we're still talking about 300 basis points up versus 2019, and that's baking in 300 to 400 basis points of pressure from, hopefully, transitory freight inflation that will hopefully sort itself out in the future. But we'll see when that happens. So really pleased with the progress on gross margins. Operator We'll now move to a question from Jay Sole with UBS. 10 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. AUGUST 26, 2021 / 12:30PM, ANF.N - Q2 2021 Abercrombie & Fitch Co Earnings Call

Jay Daniel Sole - UBS Investment Bank, Research Division - Executive Director and Equity Research Analyst of Softlines & Luxury Great. Fran, you mentioned that there's lots of newness in denim, and lots of styles are working for both women's and men's. Can you give us a sense of what you think this fashion trend has meant for the growth rate for the category? So in other words, if before the pandemic it was growing at 1%, do you think it's growing at 5% now, 10% now? And secondly, do you think that growth rate can persist for a few more quarters? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Jay, so what an exciting time for denim. It doesn't happen very often where our industry sees such an incredible trend happening. So the newness in denim, skinny jeans, we'll just start there. They've been around for a decade. So to talk about all of this newness in denim, we see a long, long runway. And there's so many things happening between the leg openings, the high-rise, the low-rise because of the '90s influence. I mean, I could just -- I could go on and on and on about all the exciting things that are happening, and what's great is that they're happening across brands and they're happening across genders. So our expectation is that we expect to see this newness continuing well into the future. Jay Daniel Sole - UBS Investment Bank, Research Division - Executive Director and Equity Research Analyst of Softlines & Luxury Got it. And then maybe you talked about increasing some marketing expenses, which sort of implies that you really like how the Hollister and Abercrombie & Fitch and also Social Tourist and all the different things, Gilly Hicks, you're doing with brands are positioned. But specifically on Hollister and Abercrombie, given all the work that you've put in over the last 5 years to reposition these brands, what are the KPIs that you're looking at that tell you that these brands really are where you want to be and are ready to be really invested in a big way to continue to increase the engagement you're already seeing with consumers? Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Jay, it's Scott, I'll grab this one. Yes. Loving where the brand positionings are for each of our brands, all 4 of them -- all 5 of them, including kids. So we're increasing marketing. This is the great position we have with a strong balance sheet, having that cash and seeing that expense savings across the store base, it's what we've been trying to do over the years is to move from more fixed into more variable, and marketing is our #1 variable cost, and we love to spend it. So the teams that we have built across our brands are just firing on all cylinders, like Fran said earlier. And we're going to give them more cash to fund that marketing. We love what's happening across social and across digital. We're finding great new partnerships. We're seeing TikTok explode. So we can put more money to work for all of our brands. And to drive those KPIs, we want new customers. We want to drive retention and so on and so forth. And that's what our teams have been executing on, and we appreciate that. Operator (Operator Instructions) We will now move to Matthew Boss with JPMorgan. Matthew Robert Boss - JPMorgan Chase & Co, Research Division - MD and Senior Analyst And congrats on the continued momentum. 11 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. AUGUST 26, 2021 / 12:30PM, ANF.N - Q2 2021 Abercrombie & Fitch Co Earnings Call

Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Thank you. Matthew Robert Boss - JPMorgan Chase & Co, Research Division - MD and Senior Analyst So maybe relative to your second quarter net sales up 3% relative to 2019, what have you seen in August? Or how best to peg the continued momentum that you cited? And then, Scott, just on profitability, what are some of the puts and takes maybe as we think about the bottom line operating margin this year relative to maybe how best to think about it moving forward? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director I'll kick off. So we are pleased with the momentum that we've seen heading into August. Back-to-school for the Hollister and the kids brand, because Abercrombie, we really called back to fall, so it's really focusing on the Hollister and kids from it. Back-to-school, we're seeing nice reception to the product. The early states, like Texas and Florida and Georgia, have seen a nice start to back-to-school. Our expectation is a nice, I guess, slow and steady wins the race, right? So we're looking for a longer season for back-to-school. In the past, we've always talked about these big peaks and valleys that we've seen throughout the country as the states peak. That's a bit different this year. The consumer was spending a lot more time in vacationing and then their social activities that they got back to. So we saw a lot more wear now selling, and now we're seeing them go into more wear forward selling. So excited about what we're seeing so far. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Yes. Matt, on the puts and takes for profitability, it comes down to really 3 levers for us. It's the store expenses, it's fulfillment and then it's marketing. And we've taken out a significant amount of occupancy coming into this year and through this year. We expect to make continued improvements in occupancy as we go forward. And whenever we close stores, reduce stores, we do see savings come through with other store expenses. On the fulfillment side, we've seen inflation there, and we've seen higher volumes. So we'll see how that plays out in the future, but that will offset some of those store savings somewhat. And then marketing is really where we want to accelerate our spend to grow the brand because I think what we've seen, more recently, specifically, is that when we can grow that top line and thinking about the plus 3 we just talked about to 2019, in Q2, we can see an amazing flow through. And we've seen great profitability here in the first half, and that's our goal go forward, is to continue to elevate that profitability, drive the top line and see that flow through. Operator We'll now move to a question from Janine Stichter with Jefferies. 12 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. AUGUST 26, 2021 / 12:30PM, ANF.N - Q2 2021 Abercrombie & Fitch Co Earnings Call

Janine M. Stichter - Jefferies LLC, Research Division - Equity Analyst I want to ask about the complexion of the sales guidance 2% to 4% versus 2019. Would you expect that the sales growth would start to improve in Europe and maybe a bit of a moderation in the U.S.? And then also just curious what you saw within the quarter in Europe as stores reopened. Interested in the cadence there. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Sure. Janine, I'll grab this one. So thinking about the 2% to 4%, go back in history a little bit, up 5-ish in Q1, up 3-ish in Q2. And so we're kind of right around that same range here in Q3. A couple of things happening here in Q3. We're hopeful and optimistic that Europe will slowly reopen. It's been slowly reopening. It certainly has lagged what's happening here in the U.S. So optimistic that the vaccine rollout will continue, and people will start to get out a little bit more. On the other side of it is inventory challenges and supply chain challenges that we have seen. So inventory is kind of dribbling in here as we go through the quarter, and we expect to see a little bit of a hit there in Q3. Our in-stocks are not exactly where we want them to be, so we're doing everything in our power, and a huge thanks to our transportation teams to get our products here as quickly as possible. So those things are kind of balancing in, and it just keeps us right on track with where we've been for the first half. Janine M. Stichter - Jefferies LLC, Research Division - Equity Analyst Okay. Great. And then just on the gross margin, the 300 to 400 basis points of incremental freight, could you quantify what that was in either 2Q or the first half? Just curious how that -- just trying to get a sense of what the underlying merchandise margin improvement you're expecting in the back half versus what you saw in 2Q. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO We didn't put in there. But I'd say in Q2, a couple of hundred basis points drag on gross margin from the freights. So a little bit of a growth here as we see that really start to flow through the inventory as those higher rates. We're bringing the product into spring and selling into fall, so it's been a drag. But the great thing is that underlying margin, how you -- merchandise margin, how you framed it is we're seeing great AURs, and we're seeing through the product acceptance and the inventory and the marketing. It's all working together to see great AURs to offset that cost pressure. And so that's our expectation here in Q3, and we'll update Q4 whenever we get there. Operator Now moving to a question from Janet Kloppenburg with JJK Research. Janet Joseph Kloppenburg - JJK Research Associates, Inc. - President Can you hear me? 13 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. AUGUST 26, 2021 / 12:30PM, ANF.N - Q2 2021 Abercrombie & Fitch Co Earnings Call

Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Yes. Janet Joseph Kloppenburg - JJK Research Associates, Inc. - President Congratulations on a great quarter. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Thank you. Janet Joseph Kloppenburg - JJK Research Associates, Inc. - President Fran, I just wanted to ask about store productivity levels. One, if you could sort of discriminate between the U.S. and Europe in the second quarter. And second, as the e-com business continues to be pretty steady, how we should think about getting back to prepandemic productivity levels in the stores, particularly the mall-based stores. And Scott, in relation to the supply chain constraints and the transportation costs, it feels like it's getting a little bit worse. And I'm wondering how you think we should think about the fourth quarter and maybe the first quarter, too. Are you cautious there that things could actually worsen from 3Q? Or do you think -- and I understand these are just temporary headwinds, but I'm just trying to get the model right. What do you think that we could get some improvement as we move through the rest of the year and into next year? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Okay. So starting from the top, the productivity levels, yes, clearly, the U.S. currently are more productive than EMEA. We've seen continued restrictions across EMEA. And as Scott mentioned earlier, we're excited that we're starting to see some green shoots and a little bit more consistency in EMEA, but we had lots of COVID restrictions throughout the countries, particularly the U.K., which is our largest country throughout the whole second quarter. So productivity in the U.S. has been stronger, and we're actually very pleased with our U.S. performance being up 11% to prepandemic levels in total, we see as a big, big win. Your second question, let's see, digital is strong, getting back to -- I guess, so same answer. We are -- we continue to focus very closely on our leases, Janet, making sure that our stores are in the right location, the right economics and the right size. It's been a big, big initiative of ours since -- I mean, for years now, and we're continuing on that. We've closed 130 stores and took out 1 million square feet out of our base. We've got a lot of leases coming up in the back half, and we'll continue to stay focused on it. Hollister, just as the last step before I hand it over to Scott, we have -- most of our Hollister -- most of the stores in Europe are in our Hollister business. So with that, I'll hand it over to you. 14 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. AUGUST 26, 2021 / 12:30PM, ANF.N - Q2 2021 Abercrombie & Fitch Co Earnings Call

Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Yes, I'll just -- I'll tag on a little bit to that last one there, Janet. When we think about the new normal, and when I say you think about store productivity and store traffic, some malls have regained that traffic from 2019, but a whole lot of malls haven't. And so we're -- I'd say back-to-school was kind of the first test of people coming back and really seeing how that store traffic looks versus 2019, and it was solid but definitely not back to those levels on average. So we'll get through a holiday season and understand that. So we're all still learning on what the productivity levels of these stores will be and where that traffic settles in. And to Fran's point, we have flexibility in our leases to make sure that we can either continue to shrink our stores to drive productivity that way, get rent deals that better fit the new sales level for that store and so on and so forth. On the supply chain constraints, yes, I'd say, right now, it's tough out there. All the articles you read are real, and we're all -- those of us on this side of the fence are living through it every day. So those costs are in our inventory. It hit us in Q2. It's going to hit us in Q3. It's going to hit us in Q4. I'd say the one thing that we're thinking about is just the reopening of Vietnam and getting those units in here September into early Q4, and there'll be some air that comes along with that. And as we think about the Q4 or the kind of the full year outlook that we put out there, we have that baked in there, but we'll see how it plays out. Out of our control at this point. Operator (Operator Instructions) We'll now move to Mark Altschwager with Baird. Sarah L. Goldberg - Robert W. Baird & Co. Incorporated, Research Division - Research Analyst This is Sarah Goldberg on for Mark. And congrats on the quarter. It's impressive to see the digital sales hold flat, despite significant strength in 2020. And I'm just curious how you're thinking about the sustainability of these digital trends moving forward and then maybe any further implications they would have on the fleet optimization program. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO I'll start? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Go ahead. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Okay. Yes, I'll kick this one off, and Fran can chime in. But we're very happy with the digital sales hanging in. That was one of our first big learnings coming through, as the world kind of reopened specifically here in the U.S. is what was going to happen to digital whenever the stores reopen. So with the fleet work that we did last year and the huge jump that we saw last year in digital sales because of the COVID-related closures, it was great to sustain that this year. And what I love from the finance perspective is to see that flow through and to see our difference, the P&L and operating model flow through to much greater profitability, with that sales mix being at 44% of digital versus back in '19 where it wasn't. 15 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. AUGUST 26, 2021 / 12:30PM, ANF.N - Q2 2021 Abercrombie & Fitch Co Earnings Call

So as we think about going forward, it does have an implication on the store fleet. I mean, this business is about omnichannel now. We need to make sure we have the right-sized stores in the right locations to support a bigger digital halo within a certain market, and that's how we look at each market that we're entering. We want to maximize that omni business. So it absolutely has an implication, and we'll be thinking about that as we go into the back half of this year when we have those 240 leases up for renewal. Operator It looks like that's all the time we have for questions today. I will turn the call back over to Fran for any additional or closing remarks. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Thank you. Thank you for participating in our call today. I look forward to speaking with you in November when we report our third quarter results. Operator With that, ladies and gentlemen, this does conclude your conference for today. We do thank you for your participation. You may now disconnect. D I S C L A I M E R Refinitiv reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes. In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES REFINITIV OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS. ©2021, Refinitiv. All Rights Reserved. 14939233-2021-08-26T20:06:42.673 16 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. AUGUST 26, 2021 / 12:30PM, ANF.N - Q2 2021 Abercrombie & Fitch Co Earnings Call